EXHIBIT 10.8

EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT (the “Employment Agreement”) is made by and between Gregory L. Overholtzer (“Executive”) and Lafayette Energy Corp (the “Company”); Executive and the Company are collectively referred to as the “Parties”. This Agreement shall be effective as of February 14, 2023 (the “Effective Date”).

WITNESSETH:

WHEREAS, the Company desires to initially engage as an independent contractor, and then employ, Executive, and Executive desires to initially be engaged as an independent contractor, and then employed by, the Company;

WHEREAS, the Parties are entering into this Employment Agreement to set forth the terms and conditions for Executive’s initial consultancy and subsequent employment with the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending legally to be bound, hereby agree as follows:

1. Employment and Term. Subject to Section 4 hereof, the Company agrees to initially engage Executive as an independent contractor through the IPO Date (as defined below), and thereafter employ Executive, and Executive agrees to continue to serve as an independent contractor through the IPO Date, and thereafter to be employed by the Company, in each case pursuant to this Employment Agreement, for a period commencing on February 13, 2023 (the “Start Date”) and ending on such date as this Agreement is terminated upon no less than thirty (30) days prior written notice by either Party to the other (the “Term”). Notwithstanding anything contained herein to the contrary: (i) Executive’s consultancy and employment with the Company may be terminated by the Company or Executive during the Term, subject to the terms and conditions of this Employment Agreement; and (ii) nothing in this Employment Agreement shall mandate or prohibit a continuation of Executive’s employment following the expiration of the Term upon such terms and conditions as the Board of Directors of the Company (the “Board”), and Executive may mutually agree. Executive’s period of consultancy and employment pursuant to this Employment Agreement shall hereinafter be referred to as the “Employment Period”.

2. Position and Duties. The Company shall engage as an independent contractor, and then employ, Executive as its Chief Financial Officer and Secretary in accordance with the terms of this Employment Agreement. At all times during the Term, Executive shall report to the Company’s Chief Executive Officer. During the Term, (a) Executive shall have the duties, powers, and authority as are commensurate with Executive’s position with the Company; and (b) Executive shall report only to the Company’s Chief Executive Officer. Executive’s primary office for the Company shall be located in California, at Executive’s home office, or as otherwise agreed between the Parties, unless Executive agrees to an alternative location in writing.

3. Efforts. Executive agrees to devote his reasonable efforts and energies to the discharge of the duties and responsibilities attributable to his position and, except as set forth herein, agrees to devote a sufficient portion of his business time to perform his duties hereunder in a complete and satisfactory manner. Notwithstanding the foregoing, Executive shall be entitled to engage in (a) service as an executive, employee, consultant or on the board of directors of for- profit companies, businesses or trade organizations at any time during the Term, provided that he shall not provide services in any way to any entity that materially competes with the Company without the Company’s written consent, (b) service on the board of directors of not-for-profit organizations, (c) other charitable activities and community affairs, and (d) management of his personal and family investments and affairs, in each case to the extent such activities do not materially interfere with the performance of his duties to the Company. It is expressly acknowledged and agreed that Executive may serve as Chief Financial Officer of Indonesia Energy Corp. Ltd. and Trio Petroleum Corp.

4. Compensation and Benefits.

(a) Base Salary. During the Term, the Company shall pay Executive $5,000 for the initial period commencing on the Effective Date through the first full calendar month of the Term, and thereafter a monthly consulting fee at a rate of $5,000 per month; provided, however, effective as of the first date that the Company’s shares are traded on any public exchange through an initial public offering (“IPO Date”), Executive shall automatically convert from a consultant to an employee of the Company, and the Company shall pay Executive a base salary (“Base Salary”) at a rate of $10,000 per month. The Company will pay the Base Salary to Executive in accordance with the Company’s payroll practices for its employees. During the Term, the Company may increase, but not decrease the Base Salary.

(b) Benefits. As an employee, Executive shall be eligible to participate in all employee benefit programs for which Executive is eligible under the terms and conditions of the benefit plans that may be in effect from time to time and provided by the Company to its employees. The Company reserves the right to cancel or change the benefit plans or programs it offers to its employees at any time. In addition, the Company provides an annual vacation entitlement of 25 days once Executive is an employee, calculated on a monthly basis. Vacation days are governed by the Company’s policies which may change from time to time.

(c) Expenses. The Company shall reimburse Executive for all reasonable business and travel expenses incurred in the performance of his job duties and the promotion of the Company’s business, promptly upon presentation of appropriate supporting documentation. Executive shall be entitled to travel in business class on all flights taken with a scheduled duration of over 4 hours. Reimbursement of expenses must be made no later than the end of the tax year following the tax year in which the expenses were incurred.

5. Termination.

(a) At-Will Employment. Executive’s consulting and employment relationship is at-will. Either Executive or the Company may terminate Executive’s consulting and employment relationship at any time, with or without cause or advance notice. Executive shall, however, provide no less than thirty (30) days’ advance written notice of any termination (the “Notice Period”). During the Notice Period, Executive shall remain a consultant or an employee of the Company, as applicable, and shall continue to receive Base Salary, Benefits, and Annual Bonus and Vesting of RS, as applicable, subject to the terms of the Plan (the “Compensation Due”). The Company may elect to have Executive not report to work for all or any portion of such Notice Period. The Company shall have the right, at its sole discretion, to accelerate Executive’s termination date to any date subsequent to receiving written notice from Executive, and thus conclude the Notice Period but any such acceleration will not reduce the Compensation Due the Executive that would have been paid to the Executive up to the end date of the original Notice Period.

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(b) Termination Without Cause.

i. The Company may terminate Executive’s consultancy or employment with the Company at any time with or without cause.

ii. In the event of termination for any reason, Executive shall resign from all positions and terminate any relationships as an employee, advisor, officer or director with the Company and any of its affiliates, each effective on the date of termination.

6. Reserved.

7. Representations. Executive represents and warrants that the execution of this Employment Agreement, Executive’s consultancy or employment by the Company, and the performance of Executive’s duties hereunder will not violate or be a breach of any agreement with a former employer, client or any other person or entity, nor does Executive know of any other reason why he would not be able to perform his duties as set forth herein. Further, Executive agrees to indemnify the Company for, and hold the Company harmless from, and against, all claims, including, but not limited to, attorneys’ fees and expenses of investigation, by any third party that may now have or may hereafter come to have against the Company based upon or arising out of any noncompetition agreement, invention or secrecy agreement between Executive and such third party which was in existence as of the date of this Employment Agreement. The Company reserves the right to rescind this offer immediately and, if applicable, terminate Executive’s employment, without any further obligation to Executive if before or during Executive’s employment the Company learns that Executive provided false information or made any misrepresentations in connection with Executive’s application for employment with the Company.

8. Tax Matters.

(a) The Company shall withhold all applicable federal, state, and local taxes, social security, and workers’ compensation contributions and other amounts as may be required by law with respect to compensation payable to Executive pursuant to this Employment Agreement.

(b) Notwithstanding anything herein to the contrary, this Employment Agreement is intended to be interpreted and applied so that the payment of the benefits set forth herein shall either be exempt from, or in the alternative, comply with, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the published guidance thereunder (“Section 409A”). A termination of employment shall not be deemed to have occurred for purposes of any provision of this Employment Agreement providing for the payment of any amounts or benefits upon or following a termination of employment that are considered “nonqualified deferred compensation” under Section 409A unless such termination is also a “separation from service” within the meaning of Section 409A and, for purposes of any such provision of this Employment Agreement, references to a “termination” or like terms shall mean “separation from service.” Each payment under this Employment Agreement or otherwise shall be treated as a separate payment for purposes of Section 409A.

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(c) Notwithstanding any provision of this Employment Agreement to the contrary, if Executive is a “specified employee” within the meaning of Section 409A on the date of Executive’s “separation from service,” any payments or arrangements due upon a termination of Executive’s employment under any arrangement that constitutes a “nonqualified deferral of compensation” within the meaning of Section 409A and which do not otherwise qualify under the exemptions under Treas. Regs. Section 1.409A-1 (including without limitation, the short-term deferral exemption or the permitted payments under Treas. Regs. Section 1.409A-1(b)(9)(iii)(A)), shall be delayed and paid or provided on the earlier of (a) the date which is six months after Executive’s “separation from service” for any reason other than death, or (b) the date of Executive’s death. All tax gross-up payments provided under this Employment Agreement or any other agreement with Executive shall be made or provided by the end of Executive’s taxable year next following Executive’s taxable year in which Executive remits the related taxes, in accordance with the requirements of Section 409A.

(d) All reimbursements and in-kind benefits provided under this Employment Agreement shall be made or provided in accordance with the requirements of Section 409A. To the extent that any reimbursements are taxable to Executive, such reimbursements shall be paid to Executive on or before the last day of the Executive’s taxable year following the taxable year in which the related expense was incurred. Reimbursements shall not be subject to liquidation or exchange for another benefit and the amount of such reimbursements that Executive receives in one taxable year shall not affect the amount of such reimbursements that Executive receives in any other taxable year.

9. Non-Disclosure and Assignment Agreement. Executive shall execute the Company’s Non-Disclosure and Assignment Agreement, appended hereto, as a condition of execution of this Employment Agreement (the “Non-Disclosure Agreement”), which is attached hereto as Exhibit A. This Employment Agreement is contingent on Executive complying with the Non-Disclosure Agreement in all material respects at all times as described therein or correcting any breach within thirty (30) days of written notification of such breach.

10. Further Assurances. Each of the Parties hereto shall execute and deliver any and all additional papers, documents and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of the Parties hereto.

11. Right to Review and Seek Counsel. Executive acknowledges that Executive has had the opportunity to seek independent counsel and tax advice in connection with the execution of this Employment Agreement, and Executive represents and warrants to the Company (a) that Executive has sought such independent counsel and advice as Executive has deemed appropriate in connection with the execution hereof and the transactions contemplated hereby, and (b) that Executive has not relied on any representation of the Company as to tax matters, or as to the consequences of the execution hereof.

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12. Assignment. Executive may not assign this Employment Agreement or any interest in it, by operation of law or otherwise, without the prior written consent of the Company. This Employment Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and Executive agrees that this Employment Agreement may be assigned by the Company without the Executive’s consent.

13. Severability. If any portion or provision of this Employment Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Employment Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Employment Agreement shall be valid and enforceable to the fullest extent permitted by law.

14. Governing Law. This Employment Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof. Except for claims under Exhibit A requesting injunctive relief, any dispute or claim arising out of, in connection with, or relating to this Employment Agreement (including without limitation its subject matter, interpretation, or formation) or to Employee’s employment or relationship with the Company shall be resolved by binding arbitration to be held in Salt Lake City, Utah, before three (3) arbitrators selected by the American Arbitration Association, conducted in accordance with the then-prevailing Employment Arbitration Rules and Mediation Procedures of the American Arbitration Association. A copy of these rules can be accessed through the American Arbitration Association’s website (www.adr.org). The prevailing Party shall be entitled to the payment of its reasonable attorney’s fees and costs. The arbitrators’ decision will be final and binding in accordance with the Federal Arbitration Act and may be enforced in any court of competent jurisdiction. The arbitrators will not have the right to modify or change any of the terms of this Employment Agreement. The arbitrators, and not any court, shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability or formation of this Employment Agreement including any claim that all or any part of this Employment Agreement is void or voidable. The Parties agree that the arbitrators may provide all appropriate remedies at law and equity and will have the power to summarily adjudicate claims and/or enter summary judgment in appropriate cases. In any arbitration proceeding conducted pursuant to this paragraph, the Parties shall have the right to discovery, to call witnesses, and to cross-examine the other Party’s witnesses. The arbitrator shall render a final decision in writing, setting forth the reasons for the arbitration award. Both Parties are bound by this agreement to arbitrate, but it does not include disputes, controversies or differences which may not by law be arbitrated. The Parties agree that the arbitration proceedings described in this Section are to be treated as confidential, and that the Parties will act to protect the confidentiality of the documents, facts, and proceedings related to the arbitration. The Parties waive their right to have any such dispute, claim or controversy decided by a judge or jury in a court. The Parties also agree that each may bring claims against the other only in their individual capacities, and not as a plaintiff or class member in any purported class or collective proceeding. The Parties also agree that each may not bring claims against the other in any purported representative action, except to the extent this statement is unenforceable under the law.

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15. Miscellaneous.

(a) Notices. Any notices provided must be in writing and will be deemed effective upon the earlier of personal delivery, email, or the next day after sending by overnight carrier, to the Company at its primary office location and to Executive at the address as listed on the Company payroll.

(b) Severability. Whenever possible, each provision of this Employment Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Employment Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Employment Agreement will be reformed, construed and enforced in such jurisdiction to the extent possible in keeping with the intent of the Parties.

(c) Waiver. Any waiver of any breach of any provisions of this Employment Agreement must be in writing to be effective, and it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Employment Agreement.

(d) Complete Agreement. This Employment Agreement, together with Exhibit A, constitutes the entire agreement between Executive and the Company with regard to this subject matter and is the complete, final, and exclusive embodiment of the Parties’ agreement with regard to this subject matter and replaces and supersedes all prior agreements governing the terms hereof, including, but not limited to the Original Agreement. This Employment Agreement is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. It is entered into without reliance on any promise or representation other than those expressly contained herein, and it cannot be modified or amended except in a writing signed by a duly authorized officer of the Company.

(e) Counterparts. This Employment Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one Party, but all of which taken together will constitute one and the same Employment Agreement.

(f) Headings. The headings of the paragraphs hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

(g) Successors and Assigns. This Employment Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors, assigns, heirs, executors and administrators. The Company may freely assign this Employment Agreement, without Executive’s prior written consent. Executive may not assign any of his duties hereunder and he may not assign any of his rights hereunder without the written consent of the Company.

(h) Background Check and Ability to Work. This offer of employment is contingent upon verification of Executive’s identity and authorization to legally work in the United

States, a background and reference check, and all other Company practices and procedures as reasonably requested by the Company.

[Signature Page Follows]

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EXECUTIVE ACKNOWLEDGES AND AGREE THAT EXECUTIVE HAS READ AND UNDERSTAND THIS EMPLOYMENT AGREEMENT AND EXECUTIVE VOLUNTARILY AGREES TO THE TERMS AND CONDITIONS CONTAINED HEREIN.

IN WITNESS WHEREOF, the Parties have executed this Employment Agreement on the day and year first written above.

Executive:

/s/ Gregory L. Overholtzer	Date: 02 / 19 / 2023
Gregory L. Overholtzer

Lafayette Energy Corp

/s/ Michael L. Peterson	Date: 02 / 14 / 2023
Name: Michael L. Peterson
Title: CEO

[Signature Page to Executive Employment Agreement]

Exhibit A

NON-DISCLOSURE AND ASSIGNMENT AGREEMENT

NON-DISCLOSURE AND

ASSIGNMENT AGREEMENT

This Agreement sets forth in writing certain understandings and procedures in effect as of the date of Gregory L. Overholtzer (“Executive”) initial consultancy or employment with Lafayette Energy Corp, a Delaware corporation (“Company”).

1. Duties. In return for the compensation now and hereafter paid to Executive, Executive will perform such duties for Company as Company may designate from time to time. During Executive’s consultancy or employment with Company, Executive will devote his/her best efforts to the interests of Company, will not engage in other employment or in any conduct in direct conflict with Company’s interests that would cause a material and substantial disruption to Company and will otherwise abide by all of Company’s policies and procedures. Furthermore, Executive will not (a) reveal, disclose or otherwise make available to any unauthorized person any Company password or key, whether or not the password or key is assigned to Executive or (b) obtain, possess or use in any manner a Company password or key that is not assigned to Executive. Executive will use his/her best efforts to prevent the unauthorized use of any laptop or personal computer, peripheral device, software or related technical documentation that Company issues to Executive, and Executive will not input, load or otherwise attempt any unauthorized use of software in any Company computer, whether or not such computer is assigned to Executive. Executive agrees that he/she will not incorporate into any Company software or otherwise deliver to Company any software code licensed under the GNU General Public License or Lesser General Public License or any other license that, by its terms, requires or conditions the use or distribution of such code on the disclosure, licensing, or distribution of any source code owned or licensed by Company except as expressly authorized by the Company or in strict compliance with the Company’s policies regarding the use of such software.

2. “Confidential Information” Definition. “Confidential Information” includes (a) any information that is confidential or proprietary, technical or non-technical information of Company, including for example and without limitation, information related to Company Innovations (as defined in Section 4), concepts, techniques, processes, methods, systems, designs, computer programs, source documentation, trade secrets, formulas, development or experimental work, work in progress, forecasts, proposed and future products, marketing plans, business plans, customers and suppliers and any other nonpublic information that has commercial value or (b) any information Company has received from others that Company is obligated to treat as confidential or proprietary, which may be made known to Executive by Company, a third party or otherwise that Executive may learn during his/her consultancy or employment with Company.

3. Ownership of Confidential Information. All Confidential Information and all worldwide: patents (including, but not limited to, any and all patent applications, patents, continuations, continuation-in-parts, reissues, divisionals, substitutions, and extensions), copyrights, mask works, trade secrets and other worldwide rights in and to the Confidential Information are the property of Company, Company’s assigns, Company’s customers and Company’s suppliers, as applicable.

4. Non-Disclosure of Confidential Information. At the inception of your consultancy or employment, and continuing on an ongoing basis, the Company agrees to provide you with, and you will necessarily be obtaining access to Company Confidential Information. In exchange for the Company’s promise to provide you with Confidential Information, Executive will not disclose any Confidential Information to anyone outside Company, and Executive will use and disclose Confidential Information to those inside Company only as necessary to perform his/her duties as a consultant or an employee of Company. If Executive has any questions as to whether information is Confidential Information, or to whom, if anyone, inside the Company any Confidential Information may be disclosed, Executive will ask his/her manager at Company.

In this Agreement, “Innovations” means all discoveries, designs, developments, improvements, inventions (whether or not protectable under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protectable under copyright laws), trade secrets, know-how, ideas (whether or not protectable under trade secret laws), mask works, trademarks, service marks, trade names and trade dress.

5. Disclosure and License of Prior Innovations. Executive has listed on Schedule A attached hereto all Innovations relating in any way to Company’s business or demonstrably anticipated research and development or business, which were conceived, reduced to practice, created, derived, developed, or made by Executive prior to his/her consultancy or employment with the Company (collectively, the “Prior Innovations”). Executive represents that he/she has no rights in any such Company-related Innovations other than those Innovations listed in Schedule A. If nothing is listed on Schedule A, Executive represents that there are no Prior Innovations at the time of signing this Agreement. Executive hereby grants to Company and Company’s designees a royalty-free, irrevocable, worldwide, fully paid-up license (with rights to sublicense through multiple tiers of sublicensees) to practice all patent, copyright, moral right, mask work, trade secret and other intellectual property rights relating to any Prior Innovations that Executive incorporates, or permits to be incorporated, in any Innovations that Executive, solely or jointly with others, conceives, develops or reduces to practice within the scope of Executive’s consultancy or employment with Company (the “Company Innovations”). Notwithstanding the foregoing, Executive will not incorporate, or permit to be incorporated, any Prior Innovations in any Company Innovations without Company’s prior written consent.

6. Disclosure and Assignment of Company Innovations. Executive will promptly disclose and describe to Company all Company Innovations. Executive hereby does and will assign to Company or Company’s designee all Executive’s right, title, and interest in and to any and all Company Innovations. To the extent any of the rights, title and interest in and to Company Innovations cannot be assigned by Executive to Company, Executive hereby grants to Company an exclusive, royalty-free, transferable, irrevocable, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to practice such non-assignable rights, title and interest, including, but not limited to, the right to make, use, sell, offer for sale, import, have made, and have sold, such Company Innovations. To the extent any of the rights, title and interest in and to Company Innovations can neither be assigned nor licensed by Executive to Company, Executive hereby irrevocably waives and agrees never to assert such non-assignable and non-licensable rights, title and interest against Company, any of Company’s successors in interest, or any of Company’s customers. This Section 6 shall not apply to any Innovations that (a) do not relate, at the time of conception, reduction to practice, creation, derivation, development or making of such Innovation to Company’s business or actual or demonstrably anticipated research, development or business; and (b) were developed entirely on Executive’s own time; and (c) were developed without use of any of Company’s equipment, supplies, facilities or trade secret information; and (d) did not result from any work Executive performed for Company.

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7. Future Innovations. Executive will disclose promptly in writing to Company all Innovations conceived, reduced to practice, created, derived, developed, or made by Executive within the scope of Executive’s consultancy or employment with Company and for one (1) year thereafter, whether or not Executive believes such Innovations are subject to this Agreement, to permit a determination by Company as to whether or not the Innovations should be considered Company Innovations. Company will receive any such information in confidence.

8. Notice of Nonassignable Innovations to Employees in California. This Agreement does not apply to an Innovation that qualifies fully as a nonassignable invention under the provisions of Section 2870 of the California Labor Code. Executive acknowledges that a condition for an Innovation to qualify fully as a non-assignable invention under the provisions of Section 2870 of the California Labor Code is that the invention must be protected under patent laws. Executive has reviewed the notification in Schedule B (“Limited Exclusion Notification”) and agrees that Executive’s signature acknowledges receipt of the notification.

9. Cooperation in Perfecting Rights to Company Innovations. Executive agrees to perform, during and after Executive’s consultancy or employment, all acts that Company deems necessary or desirable to permit and assist Company, at its expense, in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in the Company Innovations as provided to Company under this Agreement. If Company is unable for any reason to secure Executive’s signature to any document required to file, prosecute, register or memorialize the assignment of any rights or application or to enforce any right under any Company Innovations as provided under this Agreement, Executive hereby irrevocably designates and appoints Company and Company’s duly authorized officers and agents as Executive’s agents and attorneys-in-fact to act for and on Executive’s behalf and instead of Executive to take all lawfully permitted acts to further the filing, prosecution, registration, memorialization of assignment, issuance, and enforcement of rights under such Innovations, all with the same legal force and effect as if executed by Executive. The foregoing is deemed a power coupled with an interest and is irrevocable.

10. Return of Materials. At any time upon Company’s request, and when Executive’s consultancy or employment with Company is over, Executive will return all materials (including, without limitation, documents, drawings, papers, diskettes and tapes) containing or disclosing any Confidential Information (including all copies thereof), as well as any keys, pass cards, identification cards, computers, printers, pagers, personal digital assistants or similar items or devices that Company has provided to Executive. Executive will provide Company with a written certification of Executive’s compliance with Executive’s obligations under this Section 10.

11. No Violation of Rights of Third Parties. During Executive’s consultancy or employment with Company, will not (a) breach any agreement to keep in confidence any confidential or proprietary information, knowledge or data acquired by Executive prior to Executive’s consultancy or employment with Company or (b) disclose to Company, or use or induce Company to use, any confidential or proprietary information or material belonging to any previous employer or any other third party. Executive is not currently a party, and will not become a party, to any other agreement that is in conflict, or will prevent Executive from complying, with this Agreement.

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12. Defend Trade Secrets Act. Pursuant to the Defend Trade Secrets Act of 2016, Executive acknowledges that Executive shall not have criminal or civil liability under any federal or state trade secret law for the disclosure of a trade secret that (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, if Executive files a lawsuit for retaliation by Company for reporting a suspected violation of law, Executive may disclose the trade secret to Executive’s attorney and may use the trade secret information in the court proceeding, if Executive (x) files any document containing the trade secret under seal; and (y) does not disclose the trade secret, except pursuant to court order.

13. Survival. This Agreement (a) shall survive Executive’s consultancy or employment by Company; (b) does not in any way restrict Executive’s right to resign or the right of Company to terminate Executive’s consultancy or employment at any time, for any reason or for no reason; (c) inures to the benefit of successors and assigns of Company; and (d) is binding upon Executive’s heirs and legal representatives.

14. No Disparagement. During Executive’s consultancy or employment with Company and after the termination thereof, Executive will not disparage Company, its products, services, agents or employees.

15. Injunctive Relief. Executive agrees that if Executive violates this Agreement, Company will suffer irreparable and continuing damage for which money damages are insufficient, and Company shall be entitled to injunctive relief and/or a decree for specific performance, and such other relief as may be proper (including money damages if appropriate), to the extent permitted by law.

16. Notices. Any and all notices, requests, demands, or other communications provided for hereunder, shall be given in writing by personal service, by registered or certified mail, postage prepaid, overnight delivery service, delivery charges prepaid, or by email, facsimile or other electronic means addressed to the intended recipients. A notice shall be deemed to have been received when personally served or delivered or five (5) days after being mailed, or one (1) day after being sent by overnight delivery service or by email, facsimile or other electronic means. Notices to Company shall be sent to Company’s Human Resources Department or to such other address as Company may specify in writing.

17. Governing Law. This Agreement shall be governed by the laws of the United States of America and by the laws of the State of Texas, as such laws are applied to agreements entered into and to be performed entirely within Texas between Texas residents.

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18. Severability. If an arbitrator or court of law holds any provision of this Agreement to be illegal, invalid or unenforceable, (a) that provision shall be deemed amended to provide Company the maximum protection permitted by applicable law and (b) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected.

19. Waiver; Modification. If Company waives any term, provision or breach by Executive of this Agreement, such waiver shall not be effective unless it is in writing and signed by Company. No waiver shall constitute a waiver of any other or subsequent breach by Executive. This Agreement may be modified only if both Company and Executive consent in writing.

20. Entire Agreement. This Agreement, and the Executive Employment Agreement between Executive and the Company dated on or about the date hereof, including any agreement to arbitrate claims or disputes relating to Executive’s consultancy or employment that Executive may have signed in connection with Executive’s consultancy or employment by Company, represents Executive’s entire understanding with Company with respect to the subject matter of this Agreement and supersedes all previous understandings, written or oral.

[SIGNATURE PAGE FOLLOWS]

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Executive certifies and acknowledges that Executive has carefully read all of the provisions of this Agreement and that Executive understands and will fully and faithfully comply with such provisions.

COMPANY LAFAYETTE ENERGY CORP.	EXECUTIVE: GREGORY L. OVERHOLTZER

By:
Michael L. Peterson
CEO

Dated: 02 / 14 / 2023	Dated: 02 / 19 / 2023

SIGNATURE PAGE TO

NON-DISCLOSURE AND ASSIGNMENT

AGREEMENT

SCHEDULE A

PRIOR INNOVATIONS

Check one of the following:

☒    NO SUCH PRIOR INNOVATIONS EXIST.

OR

☐    YES, SUCH PRIOR INNOVATIONS EXIST AS DESCRIBED BELOW (include basic description of each Prior Innovation):

SCHEDULE B

LIMITED EXCLUSION NOTIFICATION TO EMPLOYEES IN CALIFORNIA

THIS IS TO NOTIFY you in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between you and Company does not require you to assign or offer to assign to Company any invention that you developed entirely on your own time without using Company’s equipment, supplies, facilities or trade secret information except for those inventions that either:

(1) Relate at the time of conception or reduction to practice of the invention to Company’s business, or actual or demonstrably anticipated research or development of Company; or

(2) Result from any work performed by you for Company.

To the extent a provision in the foregoing Agreement purports to require you to assign an invention otherwise excluded from the preceding Section, the provision is against the public policy of California and is unenforceable.

This limited exclusion does not apply to any patent or invention covered by a contract between Company and the United States or any of its agencies requiring full title to such patent or invention to be in the United States.

I ACKNOWLEDGE RECEIPT of a copy of this notification.

COMPANY LAFAYETTE ENERGY CORP.		EXECUTIVE: GREGORY L. OVERHOLTZER

By:	/s/ Michael L. Peterson	/s/ Gregory L. Overholtzer
Michael L. Peterson
CEO

Dated: 02 / 14 / 2023		Dated: 02 / 19 / 2023